Exhibit A to Schedule 13D Amendment No. 5
                         Stanley Furniture Company, Inc.

                                    AGREEMENT

         Agreement made this 1st day of December, 1997, by and between each of the undersigned.

         WHEREAS, each of the undersigned is required to file Amendment No. 5 to
Schedule 13D with respect to ownership of securities in Stanley Furniture Company, Inc.; and

         WHEREAS, each of the undersigned is individually eligible to use this Amendment No. 5 to Schedule 13D;

         NOW, THEREFORE, the undersigned agree to file only one Amendment No. 5 to Schedule 13D reflecting their combined beneficial ownership of securities in Stanley Furniture Company, Inc.

                                     ML-LEE ACQUISITION FUND, L.P.

                                       By:  MEZZANINE INVESTMENTS, L.P.
                                            Managing General Partner

                                       By:  ML MEZZANINE INC.,
                                            General Partner


                                       By:    /s/ Audrey L. Bommer
                                             Name:   Audrey L. Bommer
                                             Title:  Vice-President and
                                                     Treasurer


                                     Thomas H. Lee Advisors I

                                       By:   /s/ Wendy L. Masler
                                             Name:   Wendy L. Masler
                                             Title:     Treasurer